EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-208060, No. 333-159498, No. 333-123515, No. 333-76022, No. 333-34898, No. 333-34900 and No. 333-34902) and Form S-3 (No. 333-190277) of QuickLogic Corporation of our report dated March 6, 2014 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP
San Jose, California
March 18, 2016